Exhibit 23(b)(ii)

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, with respect to the statutory-basis financial statements of Great American Life Insurance Company included in the Registration Statement (Form S-1 No. 333-264011) and related Prospectuses for the registration of “Index Frontier® 5 Pro” and “Index Frontier® 7 Pro” individual index-linked modified single premium deferred annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 29, 2022